Filed pursuant to Rule 424(b)(5)
Registration No. 333-248197

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 31, 2020)

Tantech Holdings Ltd

21,120,509 Common Shares

We are offering 21,120,509 common shares (“Common Shares”), at a public offering price of $0.65 per common share, pursuant to this prospectus supplement and the accompanying prospectus. See “Description of Our Securities that We are Offering” in the accompanying prospectus for more information.

The Common Shares trade on The Nasdaq Capital Market, or Nasdaq, under the symbol “TANH”. On December 1, 2021, the last reported price of the Common Shares on Nasdaq was $1.50 per common share.

On December 1, 2021, the aggregate market value of our Common Shares held by non-affiliates was $47,362,743, based on 42,874,097 Common Shares outstanding, 31,575,162 of which are held by non-affiliates, and a per common share price of $1.50 based on the closing sale price of our Common Shares on Nasdaq on December 1, 2021. We have not sold any of our Common Shares pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof (but excluding this offering).

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our subsidiaries, significant depreciation of the value of our Common Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, our Company and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

You should carefully read this prospectus supplement and the accompanying prospectus (including all of the information incorporated by reference therein) before you invest. Investing in our securities involves a high degree of risk, including that the trading price of Common Shares has been subject to volatility and investors in this offering may not be able to sell their Common Shares above the actual offering price or at all. See “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 8 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

	Per common share	Total
Public offering price	$0.6500	$13,728,331
Underwriting discounts and commissions(1)	$0.0455	$960,983
Proceeds, before expenses, to us	$0.6045	$12,767,348

(1)	The underwriter will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” on page S-20 of this prospectus supplement for more information regarding the underwriting compensation.

We have granted the underwriter an option for a period ending 45 days after the closing of this offering to purchase up to an additional 3,168,076 Common Shares at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discount will be $1,105,131, and the total proceeds to us, before expenses, will be $14,682,450.

We expect to deliver the Common Shares being offered pursuant to this prospectus supplement on or about December 6, 2021.

None of the United States Securities and Exchange Commission, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Aegis Capital Corp.

The date of this prospectus supplement is December 6, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form F-3 (File No. 333-248197) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of Shares and Registered Investor Warrants; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with additional or different information. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

We are offering to sell, and seeking offers to buy, the Shares and the Registered Investor Warrants pursuant to this prospectus supplement and accompanying base prospectus only in jurisdictions where such offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No action is being taken in any jurisdiction outside the United States to permit a public offering of the Shares and the Registered Investor Warrants or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Tantech,” “we,” “us” or “our” refer to Tantech Holdings Ltd.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the statements of our management referring to or summarizing the contents of this prospectus supplement, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the SEC include, but are not necessarily limited to, those relating to:

•	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;
•	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;
•	our potential lack of revenue growth;
•	our potential inability to add new products and services that will be necessary to generate increased sales;
•	our potential lack of cash flows;
•	our potential loss of key personnel;
•	the availability of qualified personnel;
•	international, national regional and local economic political changes;
•	general economic and market conditions;
•	increases in operating expenses associated with the growth of our operations;
•	the potential for increased competition;
•	risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, such as the outbreak of the coronavirus disease 2019 (COVID-19), and other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the People’s Republic of China or elsewhere; and
•	other unanticipated factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC, including in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement are based on information available to us on the date of this prospectus supplement. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein carefully, including the risk factors sections, the financial statements and the notes to the financial statements incorporated herein and therein by reference.

In this prospectus supplement, unless otherwise indicated, the terms “Tantech Holdings Ltd,” the “Company,” “we,” “us,” and “our” refer and relate to Tantech Holdings Ltd and its consolidated subsidiaries.

Our Company

We develop and manufacture bamboo-based charcoal products for industrial energy applications and household cooking, heating, purification, agricultural and cleaning uses. We have grown over the past decade to become a pioneer in charcoal products industry made from carbonized bamboo. We are a highly specialized high-tech enterprise producing, researching and developing bamboo charcoal-based products with an established domestic and international sales and distribution network.

On July 12, 2017, we completed the acquisition of Suzhou E Motors Co, which became known as Shangchi Automobile Co., Ltd. (“Shangchi Automobile”), a specialty electric vehicles manufacturer based in Zhangjiagang City, Jiangsu Province, and our business includes the manufacture and sale of electric vehicles. In November 2020, we established two subsidiaries in Zhejiang Province with the plan of producing and selling specialty electric vehicles such as driverless street sweepers. On November 13, 2021, we established another new subsidiary Zhejiang Shangchi Medical Equipment Co., Ltd. (“Shangchi Medical Equipment”). Shangchi Medical Equipment is wholly controlled by Shangchi (Zhejiang) Intelligent Equipment Co., Ltd., another subsidiary of us. Shangchi Medical Equipment’s business scope includes but not limited to intelligent vehicle equipment manufacturing, intelligent vehicle equipment sales. Shangchi Medical Equipment will focus on special medical vehicles business in the future.

We provide our products in the following areas:

We oversee a national sales network that has a presence in 19 cities throughout China. Through wholesalers, our products are also sold in Japan, South Korea, Taiwan, the Middle East and Europe.

In addition to our bamboo charcoal products, we also derive revenues from our trading activities, which primarily relate to industrial purchases and sales of charcoal.

Further, we own an indirect 18% interest in Libo Haokun Stone Co., Ltd., a marble mining operating company, and an indirect 14.76% interest in Fuquan Chengwang Mining Co., Ltd. (“Fuquan Chengwang”), a basalt mining company. In addition, Fuquan Chengwang is renewing a government-issued mining permit which expired on May 20, 2019. Pursuant to an investment agreement amendment we signed, we extended the renewal due date from June 30, 2020 to December 31, 2020.

We are headquartered in the bamboo rich southwest of Zhejiang Province, in the city of Lishui. Zhejiang province, located in southeastern coastal China, is China’s tenth largest province in population, with 58.5 million residents, and tenth in terms of population density as of the end of 2019. Being the first province in China without any counties in the poverty-county list of the central government, Zhejiang has become one of the wealthiest and most commercialized provinces in China. Its province-wide GDP of approximately RMB 6.23 trillion in 2019 places it as the fourth highest in China in absolute amount.

Lishui is a prefecture-level city located in southwest Zhejiang province. Approximately 2.7 million residents live in the city as the end of 2019, and its city-wide GDP is approximately RMB 147.7 billion in 2019. Lishui’s primary industries include wood and bamboo production, ore smelting, textile, clothes making, construction materials, pharmaceutical chemistry, electronic machinery and food processing. As to wood and bamboo production, approximately 69% of Lishui is covered with forest, giving it the nickname “The Foliage Ocean of Zhejiang.”

Zhejiang Province	City of Lishui

We rely on a combination of patent, trademark and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. We currently own five patents in China covering our bamboo charcoal production.

For the year ended December 31, 2020, two major suppliers accounted for approximately 70% of the Company’s total purchases. For the years ended December 31, 2019 and 2018, three major suppliers accounted for approximately 76% and 72% of the Company’s total purchases, respectively. Because we purchase a material amount of our raw materials from these suppliers, the loss of any such suppliers could result in increased expenses for our company and result in adverse impact on our business, financial condition and results of operations.

Bamboo and Bamboo Charcoal

As a company primarily focused on bamboo charcoal, our business is in a sub-part of China’s bamboo industry. Government policies that encourage the use of bamboo also benefit the bamboo charcoal industry. Accordingly, we provide a brief overview of bamboo and those elements of China’s bamboo industry, insofar as they have an effect on the bamboo charcoal industry in general and our company in particular.

Bamboo

Bamboo plants are some of the fastest growing plants in the world, with some varieties growing more than three feet per day. Moreover, Bamboo can be re-grown quickly following harvesting, ensuring high frequency utilization without shortages. Unlike trees, individual bamboo culms emerge from the ground at their full diameter and grow to their full height in a single growing season of three to four months. Over the next 2–5 years, fungus begins to form on the outside of the culm, which eventually penetrates and overcomes the culm. Eventually the fungal growths cause the culm to collapse and decay. As a result, bamboo culms generally have life cycles of up to ten years, at which point they must be cut down in order to preserve the environment of the surrounding forest. Optimal quality bamboo culms for carbonization are cut at five years of age. Additional bamboo can be grown in the same area where previous culms grew.

Bamboo is considered environmentally friendly because it takes in substantial amounts of carbon dioxide and gives off oxygen as it grows. Indeed, bamboo sequesters more carbon dioxide than an equivalent region of plantation trees. Moreover, harvesting of bamboo is considered more environmentally friendly than allowing it to live through the full life cycle, as such harvesting maximizes the amount of carbon dioxide the bamboo can sequester because of the effects of fungus noted above.

The total value of China's bamboo industry was approximately $35 billion, as of 2018. As of 2018, it employs more than 8 million people and has become a pillar industry of development of economic society of China’s bamboo main producing area and major income source of peasants’ families. Given bamboo’s importance in China, we believe that favorable government policies and regulations encouraging the advancement of bamboo technology in China generally will create an environment favorable to our increased production of bamboo-based charcoal products. The Chinese government is also working to develop its bamboo industry to meet its goals in environmental protection and green economic development, as planting bamboo is both profitable and environmentally-friendly, according to the International Network for Bamboo and Rattan (“INBAR”). Moreover, given the central government’s goal to reduce carbon dioxide emissions per unit of GDP by 60 to 65 percent by 2030 compared to 2005, we expect the bamboo technology industry to continue to be important to the country’s long-term planning.

According to statistics from INBAR, China has more than 6 million hectares for bamboo production and over 500 bamboo species. In 2018, for example, the domestic industry was worth $30 billion and employed more than 8 million people.

During a period of rampant deforestation, China put in place restrictions on harvesting of natural wood and encouraged the country to make more use of bamboo. Under the National Forest Protection Program (“NFPP”), China implemented natural forest logging bans that covered 17 provinces in China. These bands required consumers of charcoal to look to other sources for creation of charcoal than the natural trees they were most familiar with using. During this time, bamboo charcoal became a viable alternative in the country.

Bamboo has many desirable characteristics compared to timber based products:

•	Culms are ideally allowed to reach 5-7 years of maturity prior to full capacity harvesting. The clearing out or thinning of culms, particularly older decaying culms, helps to ensure adequate light and resources for new growth;

•	Commercial growers can annually harvest between one-quarter and one-third of a bamboo grove that is at least three years old. Harvesting at such rates allows continuous, sustainable harvesting;

•	Bamboo will re-grow from same rootstalk (rhizome);

•	Plant tends to be drought tolerant

•	Bamboo minimizes carbon dioxide gases and generates up to 35% more oxygen than an equivalent area of trees. One hectare of bamboo can sequester 62 tons of CO2 /year, while one hectare of young forest can sequester 15 tons of CO2 /year.

The physical and environmental properties of bamboo make it an exceptional economic resource for a wide range of uses. It grows quickly and can be harvested annually without depletion of the parent plant and without causing harvesting damage or deterioration in soil quality; in addition bamboo is very versatile and has many uses in the construction, culinary, furniture, pulp, pharmaceutical, and textiles industries. New uses for bamboo are being developed as we understand its biological, chemical and physical characteristics.

The global bamboos market size was valued at USD 68.8 billion in 2018 and is expected to grow at a compound annual growth rate of 5.0% from 2019 to 2025. There are about 39 genera of bamboo and more than 590 species in China with more than 6 million hectares of pure bamboo forest, which accounts for 25% of the bamboo area in the world. With more than 6 million hectares of bamboo plantations as of September 2018 , China is leading the world’s bamboo industry in its number of varieties, amount of bamboo reserves, as well as production output, said Zehui Jiang, co-chair of INBAR’s board of trustees.

Zhejiang province is situated on the shore of the East China Sea and has about thirty genera and four hundred varieties of bamboo. Bamboo products made there are sold all around the world, with an annual output of RMB 48.6 billion ($6.9 billion) in 2017. Zhejiang province has almost one sixth of the whole bamboo forest area in China.

Bamboo Charcoal

Bamboo charcoal has been documented in China as early as 1486 AD during the Ming Dynasty. Bamboo charcoal has traditionally been used as a heating source, in replacement of wood, coal or wood charcoal. As a source of heat, bamboo charcoal has a calorific value approximately half that of an equivalent weight of oil, and similar to the calorific value of wood. In addition to being an efficient source of heat, bamboo charcoal is considered by the International Tree Foundation less polluting than wood charcoal, because it burns more cleanly due to a lower percentage of volatile matter. Smoke and pollution in charcoal burning relate largely to moisture content and volatile matter. While careful processing can control the moisture content, the ratio of volatile matter is affected by the source of charcoal.

Because of the relatively higher pollution levels in wood charcoal, it is estimated that the burning of wood fuel claims the lives of an estimated 4 million people every year who inhale the smoke. Moreover, it takes between seven and ten tons of wood to produce one ton of wood charcoal, compared with four tons of bamboo to produce one ton of bamboo charcoal.

In addition to use as a heating source, bamboo charcoal has applications as an adsorbent, deodorizer, dehumidifier, purifier and electrical conductor. Nonactivated bamboo charcoal is a versatile mineral matter with great porosity and consequently high absorption ability. Bamboo charcoal’s porous surface area makes it an ideal air and water purifying agent, odor absorbent, additive, dehumidifier and electromagnetic wave absorber (electromagnetic waves from computers, mobile telephones and other electronics can be conducted through bamboo charcoal to dissipate their energy in the charcoal pores). While wood charcoal’s surface area may be as low as 20 m 2 /g, bamboo charcoal generally ranges from 300-600 m 2 /g.

While bamboo charcoal has a high absorptive capacity after carbonization, it becomes even more effective after activation. Activated bamboo carbon is bamboo charcoal that has been taken through an extra step which greatly increased its absorptive abilities. Activated bamboo charcoal can be used for cleaning the environment, absorbing excess moisture and producing medicines.

The carbonization process occurs in the absence of oxygen and produces a brown-black liquid containing more than 200 organic compounds known as bamboo vinegar, or pyroligneous acid. Following sedimentation, two distinct layers appear: a light yellow-brown liquid (clarified bamboo vinegar) which can be refined to produce acetic acid, propionic acid, butyric acid, carbinol and organic solvents, and a viscid oily liquid (bamboo tar) containing large amounts of phenol substances. Bamboo vinegar is found in sanitary and health products as well as a range of horticultural fertilizers and organic solutions.

EDLC Carbon (Divested Business)

On December 14, 2017, the Company entered into a sale agreement and related agreements (the “Agreements”) to transfer its electric double-layer capacitor (“EDLC”) carbon business (including intellectual property rights and equipment) to Zhejiang Apeikesi Energy Co., Ltd. (the “Buyer”), a Chinese start-up company controlled by Dr. Zaihua Chen, our former CTO. After the completion of the transactions, the Company focuses its core business on the development of specialty-used electric vehicles and traditional charcoal products. Tantech’s Board of Directors approved the terms of the sale based on a valuation report obtained by the parties and with knowledge that Dr. Chen was the Company’s CTO during the transactions. However, as part of the transactions, Dr. Chen resigned from the Company’s CTO position on December 31, 2017.

The decision of the Company to divest its EDLC carbon business was made based on business considerations, including the fact that (1) the Company’s EDLC carbon business had been dependent on a very limited number of customers, (2) there existed capital constraints on additional substantial investment on developing EDLC carbon products, (3) there existed a challenging market condition and unfavorable political climate and (4) the Company intended to transition focus of its traditional charcoal business to its electric vehicle business.

Pursuant to the Agreements, Tantech sold to the Buyer all of its intellectual property rights related to EDLC carbon and the equipment for research and development and production. The Buyer paid Tantech a total purchase price of RMB 16 million. The payment will be made over 10 years. Other key terms include the following: (a) the first payment of 28% of the total purchase price, or RMB 4.48 million, was made in 2017, consisting of RMB 3.2 million in cash advancement and RMB 1.28 million as payment for Tantech’s EDLC carbon related intellectual property rights; (b) the remaining balance of the purchase price will be paid evenly over the following nine years; (c) the second payment of RMB 1.28 million of the purchase price and cash interests on the remaining cash receivable was made in 2018; and (d) Tantech will lease its office space, including offices and EDLC carbon research and development and production facilities, to the Buyer, subject to a concession of a free leasehold for the first two years.

Disposal of Tantech Energy

On June 26, 2019, our wholly-owned subsidiary Tantech Bamboo entered a share transfer agreement to sell all of its shares in its wholly-owned subsidiary, Tantech Energy, to an unrelated third party. The consideration is RMB 6,500,000 (approximately US$ 941,000). The Company completed the disposition process in July 2019.

Electric Vehicles

We previously controlled Hangzhou Wangbo Investment Management Co., Ltd (“Wangbo”), Shangchi Automobile and Shenzhen Yimao New Energy Sales Co., Ltd. (“Shenzhen Yimao”) through a series of contractual arrangements (collectively “VIE Agreements”). Pursuant to the VIE Agreements, Shanghai Jiamu Investment Management Co., Ltd (“Jiamu”), our 100% owned subsidiary, had the exclusive right to provide Wangbo consulting services related to business operations including technical and management consulting services. On August 3, 2021, we completed dismantling its Variable Interest Entity (“VIE”) structure and began controlling Hangzhou Wangbo Investment Management Co., Ltd (“Wangbo”), Shangchi Automobile Co., Ltd. (“Shangchi Automobile”) and its subsidiary, Shenzhen Yimao New Energy Sales Co., Ltd. (“Shenzhen Yimao”) through direct equity ownership instead of a series of contractual arrangements. As previously disclosed, we began to utilize the VIE structure since 2016 to control Shangchi Automobile because the Guidance Catalogue for Industrial Structure Adjustments (the “Catalogue”), the principal regulation governing foreign ownership of businesses in the PRC, expressly prohibited direct foreign investment over 50% in automobile industry. In 2018, the Catalogue was replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (the “Negative List”). According to the Negative List, foreign investors may invest fully in the business that Shangchi Automobile is conducting. Therefore, we does not need to use VIE structure to control Shangchi Automobile.

Suzhou E-Motors was established in April 2011. It changed its name to Shangchi Automobile in January 2019. It develops, manufactures, and sells specialty electric vehicles. The company also offers solar cells, lithium-ion batteries, auto parts, and electric control systems in China. Its manufacturing facility, located in Zhangjiagang City, Jiangsu Province is 15,000 square meters. Shangchi Automobile has been approved by Ministry of Industry and Information Technology of the People's Republic China (“MIIT”) as qualified to manufacture electric vehicles. It is also entitled to both central and local government subsidies with any approved electric vehicle (“EV”) models. As of October 30, 2020, Shangchi Automobile has not updated the previous ten EV models and remained one fuel vehicle model approved by MIIT.

Shangchi Automobile has to date developed a full range of electric buses and a variety of specialty vehicles. It has developed more than ten models of electric buses, electric logistics cars, and specialty vehicles, such as high-speed brushless cleaning cars, electric cleaning cars, special emergency vehicles, and funeral cars. The sale region for current products is mainly within Jiangsu Province where the Shangchi Automobile locates. In 2017, we sold 100 various types of vehicles, where 10 types of vehicles directly sold to Northern China, and over 90 types of vehicles were used in Northern China. In 2018, we sold 110 logistic vehicles to Southern China. In 2019, we sold 117 electronic logistic cars in fiscal 2019 on behalf of other vehicle manufacturers for commission income. Below are examples of the specialty vehicles produced by Shangchi Automobile.

Urban Sanitary Vehicles. The Urban Sanitary Vehicles work with high efficiencies with low operating expenses. They travel (clean) around 20~30 km/hr with fuel consumption rates approximately 3.33 km/liter. The vehicles are equipped with professional sanitary vehicle chasses, with front axle drives & front axle steering to strengthen their operations’ stability and smoothness; the whole vehicle is made of strengthened steel plates and pipes, making it more durable and anti-collusive.

Tourist Buses. The Tourist Buses are 12-meter-long and 7-meter-long lithium-battery-based buses whose interior noise is less than 76 dBs and off vehicle acceleration noise is less than 82 dbs.

Logistic Vehicles. The logistic electric vehicles are 4.2-meter-long, 810 kg standard load weight fully charged vehicles. Each are a 100% electricity-driven vehicle specially designed for logistics companies. The batteries for this vehicle can be charged and discharged quickly, and each vehicle is made of high quality steel stamping body which is highly durable. The internal structure and the design of the car doors are both made for the deliverers’ convenience.

Below are the major vehicle components we purchase for assembling the EVs:

•	Vehicle chassis

•	Electric motors

•	Lithium-ion battery packs

•	Three-in-One electric control systems

•	Vehicle carriage

In general, the purchase of the vehicle chassis, electric motors, lithium-ion battery pack and three-in-one electric control system have covered two-thirds of EVs’ production cost. We purchase these components from four different but well-established suppliers in China.

We currently rely on local EV distributors to sell our EVs to end-users. The primary reason for such a sales channel is the dependence on local government subsidy policies. In general, local governments only allow the locally-licensed EV distributors to sell EV vehicles, which are entitled to EV road permits and subsidies.

Over the years, Shangchi Automobile has had more than 20 EV core technologies and patents, including nanotechnology for raw materials for power lithium electronics, group technology of power lithium electronics and battery management technology.

Due to China's revised new energy vehicle subsidy policy and fierce competition in the electric buses market, the revenue for our EV segment was approximately $0.4 million in fiscal 2020 with a negative gross margin. The revenue was mainly from the commission income in connection to 85 fuel midibuses and 59 electric specialty vehicles sold on behalf of other manufacturers. With continuing assembling vehicles for other manufacturer, Shangchi Automobile has maintained a healthy working capital and flow. In the meantime, we were engaged with research and develop team to seek new EVs models.

Autonomous Electric Street Sweepers.

Based on Chinese government's environmental protection requirements, we have adopted a differentiation strategy, focusing on new energy special vehicles, such as new energy street sweepers. We have developed three driverless and autonomous street sweeper models. They are designed for closed areas and therefore do not require any vehicle manufacturing license. All of them are electric. The Shangchi SC-120A model features unmanned, automatic sweeping, the Shangchi SC-120B model features manned, autonomous, intelligent sweepingle, and the Shangchi SC-100A features unmanned, automatic sweeping, autonomous learning, and remote control. These street sweepers are designed for quieter operation and improved cleaning performance, with the ability to reduce or eliminate the 7 to 8 humans required for typical sweeper vehicle operation. While we have not produced any driverless street sweepers for sale as of the date of this report, we established two companies, Lishui Smart and Zhejiang Shangchi, to produce and sell street sweepers, respectively.

Corporate Information

Our principal executive offices are located at c/o Tantech Holdings (Lishui) Co., Ltd., No. 10 Cen Shan Road, Shuige Industrial Zone, Lishui City, Zhejiang Province 323000, People’s Republic of China. Our telephone number at this address is +86-578-226-2305. Our Common Shares are traded on Nasdaq under the symbol “TANH.”

Our Internet website, http://ir.tantech.cn, provides a variety of information about our Company. We do not incorporate by reference into this prospectus supplement or the accompanying base prospectus any of the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or accompanying base prospectus. Our annual reports on Form 20-F and current reports on Form 6-K filed and furnished with the SEC are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

THE OFFERING

Common Shares offered by us pursuant to this prospectus supplement	21,120,509 Common Shares (24,288,585 Common Shares if the underwriter exercise its option to purchase additional Common Shares from us in full).

Public Offering Price	$0.65 per Common Share

Common Shares to be outstanding after this offering	63,994,606 Common Shares (67,162,682 Common Shares if the underwriter exercise its option to purchase additional Common Shares from us in full).

Over-allotment option	We have granted the underwriter an option, exercisable until 45 days after the closing of this offering, to acquire purchase up to 3,168,076 additional Common Shares solely to cover over-allotments, if any.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general business purposes. See “Use of Proceeds” on page S-19 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement, on page 8 of the accompanying base prospectus, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 and in the other documents incorporated by reference into this prospectus supplement and accompanying base prospectus.

Listing	The Common Shares are traded on Nasdaq under the symbol “TANH.”

Unless specifically stated otherwise, the information in this prospectus supplement is based on 42,874,097 Common Shares outstanding as of December 1, 2021 and excludes the shares underlying (a) 1,000 Common Shares underlying warrants we issued to an investor in a private placement, at an exercise price of  $0.001 per share, with an expiration date of September 29, 2022, (b) 132,391 Common Shares underlying warrants we issued to the placement agent in the same private placement, at an exercise price of  $4.675 per share, with an expiration date of September 29, 2022, (c) 2,754,820 Common Shares underlying warrants we issued to investors in connection with a registered direct offering and a concurrent private placement, at an exercise price of $1.81 per share, with an expiration date of November 24, 2025, (d) 3,305,788 Common Shares underlying warrants we issued to investors in the 2020 Closing, with an exercise price of $1.81 per share, with an expiration date of November 24, 2025, (e) 363,637 Common Shares underlying warrants we issued to investors in the 2020 Closing, (f) 560,000 Common Shares reserved under the Company’s 2014 share incentive plan, and (g) 40,000,000 Common Shares reserved under the Company’s 2021 share incentive plan.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2019. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceed, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Common Shares to decline and delay the development of our Company.

The market price of our Common Shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our Common Shares to decrease and could cause you to lose some or all of your investment in our Common Shares.

The stock market in general and the market prices of the Common Shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. During the six months, the market price of our Common Shares has fluctuated from a high of $1.50 per share to a low of $0.62 per share, and the price of our Common Shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

You may experience dilution to the extent that our Common Shares are issued upon the exercise of outstanding warrants or other securities that we may issue in the future.

You may experience dilution to the extent that our Common Shares are issued upon the exercise of outstanding warrants, and if we issue additional equity securities, or there are any issuances and subsequent exercises of stock options issued in the future. As of the date of this prospectus, the total number of Common Shares underlying registered and unregistered warrants outstanding was 6,557,635. Of these warrants, 6,060,608 warrants with a current exercise price of $1.81 per share will reset to the offering price in this offering. Additionally, we have established a 2014 Share Incentive Plan and a 2021 Share Incentive Plan for Common Shares and options for our employees, non-employee directors and consultants, and as of the date of this prospectus supplement, there are in total 40,560,000 Common Shares reserved under the two plans.

A large number of Common Shares may be sold in the market following this offering, which may significantly depress the market price of our Common Shares.

The Common Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Common Shares may be sold in the public market following this offering. If there are significantly more Common Shares offered for sale than buyers are willing to purchase, then the market price of our Common Shares may decline to a market price at which buyers are willing to purchase the offered Common Shares and sellers remain willing to sell our Common Shares.

In the event that our Common Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Common Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our Common Shares have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our Common Shares, which could severely limit the market liquidity of our Common Shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock,” a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Shareholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our Common Shares are not currently in compliance with Nasdaq continued listing requirements.

As of the date of this prospectus supplement, our common shares are not in compliance with the requirement that they maintain a minimum closing bid price per share of at least $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2) due to a failure to maintain such closing bid price for a period of 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until February 28, 2022, to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the Compliance Period, the closing bid price per share of our Common Shares is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide a written confirmation of compliance and the matter will be closed; however, if we are unable to return to compliance and are unable to obtain a second 180 calendar day grace period, then our Common Shares may be subject to delisting from the Nasdaq Capital Market.

RISKS RELATED TO OUR BUSINESS OPERATIONS AND DOING BUSINESS IN CHINA

The Chinese government exerts substantial influence over the manner in which we may conduct our business activities, and if we are unable to substantially comply with any PRC rules and regulations that negatively impact our business operations, our financial condition and results of operations may be materially adversely affected.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business operations of and the industries we operate in may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that we are not able to substantially comply with any existing or newly adopted laws and regulations, our business operations may be materially adversely affected and the value of our Common Shares may significantly decrease.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Substantial uncertainties exist with respect to the interpretation and implementation of any new PRC laws, rules and regulations relating to foreign investment and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the three existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The existing foreign-invested enterprises, or FIEs, established prior to the effectiveness of the Foreign Investment Law may keep their corporate forms within five years. The Foreign Investment Law stipulates that China implements the management system of pre-establishment national treatment plus a negative list to foreign investment, and the government generally will not expropriate foreign investment, except under certain special circumstances, in which case it will provide fair and reasonable compensation to foreign investors. Foreign investors are barred from investing in prohibited industries on the negative list and must comply with the specified requirements when investing in restricted industries on such list. On December 26, 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law, which came into effect on January 1, 2020 and further requires that FIEs and domestic enterprises be treated equally with respect to policy making and implementation.

Pursuant to the Foreign Investment Law, “foreign investment” means any foreign investor’s direct or indirect investment in the PRC, including: (i) establishing FIEs in the PRC either individually or jointly with other investors; (ii) obtaining stock shares, stock equity, property shares, other similar interests in Chinese domestic enterprises; (iii) investing in new project in the PRC either individually or jointly with other investors; and (iv) making investment through other means provided by laws, administrative regulations or State Council provisions. Although the Foreign Investment Law does not explicitly classify the contractual arrangements, as a form of foreign investment, it contains a catch-all provision under the definition of “foreign investment,” which includes investments made by foreign investors in China through other means stipulated by laws or administrative regulations or other methods prescribed by the State Council without elaboration on the meaning of “other means.” However, the Implementing Regulations of the Foreign Investment Law still does not specify whether foreign investment includes contractual arrangements.

It is possible that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, at which time it will be uncertain whether the contractual arrangements will be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangements will be handled. Therefore, there is no guarantee that the contractual arrangements and the business of our affiliated entities will not be materially and adversely affected in the future due to changes in the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be completed by companies with existing contractual arrangements, we may face substantial uncertainties as to the timely completion of such actions. In the extreme case scenario, we may be required to unwind the contractual arrangements and/or dispose of our VIE and affiliated, which could have a material and adverse effect on our business, financial conditions and results of operations.

We may be liable for improper use or appropriation of personal information provided by our customers and any failure to comply with PRC laws and regulations over data security could result in materially adverse impact on our business, results of operations, our continued listing on Nasdaq, and this offering.

Our business involves collecting and retaining certain internal and external data and information including that of our customers and supplies. The integrity and protection of such information and data are crucial to us and our business. Owners of such data and information expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In July 2021, the Cyberspace Administration of China and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021. The draft amendment proposes the following key changes:

●	companies who are engaged in data processing are also subject to the regulatory scope;
●	the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;
●	the operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing) holding more than one million users/users’ (which to be further specified) individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and
●	the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

Currently, the draft amendment has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. If the draft amendment is adopted into law in the future, we may become subject to enhanced cybersecurity review. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus supplement, as a company engaged in e-commerce business through our VIE and their subsidiaries in China, we have not been included within the definition of “operator of critical information infrastructure” by competent authority, nor have we been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to pass such review. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations. As of the date of this prospectus supplement, we have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. We believe that we are in compliance with the aforementioned regulations and policies that have been issued by the Cyber Administration of China.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which will take effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

As of the date of this prospectus supplement, we do not expect that the current PRC laws on cybersecurity or data security would have a material adverse impact on our business operations. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

Our auditor, Prager Metis CPAs, LLC (“Prager”), which issued the audit report included in this registration statement, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. We are not aware of any reasons to believe or conclude that Prager would not permit an inspection by PCAOB or that it may not be subject to such inspection. However, given the recent developments, we cannot assure you whether NASDAQ or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our shares.

RISKS RELATED TO THE CURRENT PANDEMIC

Public health epidemics or outbreaks such as COVID-19 could adversely impact our business.

Our business, financial condition and results of operations may be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, such as the COVID-19 outbreak and spread, which could significantly disrupt our operations. In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. The COVID-19 outbreak and spread has caused lockdowns, quarantines, travel restrictions, and closures of businesses and schools worldwide.

In January 2020, the World Health Organization declared the COVID-19 outbreak a global health emergency as the coronavirus outbreak continued to spread beyond China. In compliance with the government health emergency rules in place, we temporarily closed our offices in varies provinces in China and ceased production operations after the Chinese New Year. We gradually resumed operation and production in late February 2020 and fully resumed operation on March 23, 2020. During such temporary business closure period, our employees had very limited access to our manufacturing facilities and we could not utilize the services of shipping companies and as a result, we experienced difficulty delivering our products to our customers on a timely basis. In addition, due to the COVID-19 outbreak, some of our customers or suppliers have experienced financial distress, delayed or defaulted on their payments, reduced the scale of their businesses, and suffered disruptions in their business, and it may happen again in the future. If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our suppliers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our suppliers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. Any increased difficulty in collecting accounts receivable, delayed raw materials supply, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

As of the date of this prospectus supplement, the COVID-19 outbreak in China appears to have slowed down and most provinces and cities have resumed business activities under the guidance and support of the government. However, there is still significant uncertainty regarding the possibility of additional waves of infections and the breadth and duration of business disruptions related to COVID-19, which could continue to have material impact to the Company’s operations. The extent to which COVID-19 impacts our results for the remaining month of fiscal year 2020 will depend on certain future developments, including the duration and spread of the COVID-19 outbreak, emerging information concerning the severity of COVID-19 and the actions taken by governments and private businesses to attempt to contain COVID-19, all of which are uncertain at this point.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriter commissions and discounts, and estimated offering expenses payable by us, will be approximately $ million.

Although we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering, we expect to use the net proceeds from this offering for working capital and general business purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of June 30, 2021; and
●	on a pro forma basis to give effect to this offering based on a public offering price of $0.65 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and excluding the exercise of the over-allotment option held by the underwriter with respect to this offering.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus.

	As of June 30, 2021
	Actual	Pro Forma
	(in U.S. dollars)
Cash	$40,711,801	$53,080,507
Total Current Assets	86,198,453	98,567,159
Total Assets	120,485,733	132,854,439

Current Liabilities	17,991,957	17,991,957
Total Liabilities	17,991,957	17,991,957

Shareholders’ Equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 42,874,097 outstanding, actual; 600,000,000 shares authorized, 63,994,606 shares outstanding, pro forma	42,874	63,995
Additional paid-in capital	57,164,201	69,511,786
Statutory reserves	6,437,506	6,437,506
Retained earnings	38,909,553	38,909,553
Accumulated other comprehensive loss	(517,118)	(517,118)
Total Stockholders’ Equity attributable to the Company	102,037,016	114,405,722
Noncontrolling Interest	456,760	456,760
Total Stockholders’ Equity	102,493,776	114,862,482
Total Liabilities and Stockholders’ Equity	$120,485,733	$132,854,439

The preceding table excludes as of June 30, 2021: (a) 1,000 common shares underlying warrants we issued to an investor in a private placement, at an exercise price of  $0.001 per share, with an expiration date of September 29, 2022, (b) 132,391 common shares underlying warrants we issued to the placement agent in the same private placement, at an exercise price of  $4.675 per share, with an expiration date of September 29, 2022, (c) 2,754,820 common shares underlying warrants we issued to investors in connection with a registered direct offering and a concurrent private placement, at an exercise price of $1.81 per share, with an expiration date of November 24, 2025, (d) 3,305,788 common shares underlying warrants we issued to investors in the 2020 Closing, with an exercise price of $1.81 per share, with an expiration date of November 24, 2025, (e) 363,637 common shares underlying warrants we issued to investors in the 2020 Closing, (f) 560,000 common shares reserved under the Company’s 2014 share incentive plan, and (g) 40,000,000 common shares reserved under the Company’s 2021 share incentive plan.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated December 2, 2021, between us and Aegis Capital Corp. (the “underwriter” or “Aegis”) as the exclusive underwriter of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the number of common shares shown opposite its name below:

Underwriter	Number of common shares
Aegis Capital Corp.	21,120,509
Total	21,120,509

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the common shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an over-allotment option. This option, which is exercisable for 45 days after the closing of this offering, permits the underwriter to purchase up to an aggregate of 3,168,076 additional common shares (equal to 15% of the number of shares offered hereby) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriter exercises this option in whole or in part, then the underwriter will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional common shares in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The underwriter has advised us that it proposes to offer the common shares to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriter may offer common shares to securities dealers at that price less a concession of not more than $0.0227 per Common Share. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming no exercise and full exercise by the underwriter of its over-allotment option, respectively:

		Total
	Per Common Share	Without Option	With Option
Public offering price	$0.6500	$13,728,331	$15,787,580
Underwriting discounts and commissions (7%)	$0.0455	$960,983	$1,105,130
Non-accountable expense allowance (0.5%)	$0.00325	$68,642	$78,938
Proceeds, before expenses, to us	$0.60125	$12,698,706	$14,603,512

In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the shares with SEC; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the shares under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of shares from the Company to Aegis; and (h) the fees and expenses of the Company’s accountants; and (i) a maximum of $75,000 for fees and expenses, including “road show”, diligence, and reasonable legal fees and disbursements for the underwriter’s legal counsel.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions and non-accountable expense allowance, including amounts for which we agreed to reimburse the underwriter for certain of its expenses, will be approximately $343,987.

Lock-Up Agreements

Our directors, executive officers, and shareholders holding at least ten percent of the outstanding Common Shares, have agreed for a period of sixty (60) days, after the closing date of the offering, subject to certain exceptions, not to directly or indirectly offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for the shares of the Company.

Securities Issuance Standstill

The Company has agreed, for a period of ninety (90) days after the closing date of the offering, that it will not, without the prior written consent of the underwriter, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof, subject to certain exceptions in the underwriting agreement.

Right of First Refusal

Pursuant to the terms of the underwriting agreement, if, for the period ending twelve (12) months from the closing of this offering, subject to certain exceptions set forth in the underwriting agreement, we or any of our subsidiaries (a) decide to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decide to raise funds by means of a public offering (including an at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as the sole book-running manager, sole underwriter or sole placement agent for such financing.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or one or more of selling group members. The underwriter may agree to allocate a number of shares to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriter and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES

We estimate the fees and expenses to be incurred by us in connection with the sale of the securities in this offering, other than underwriting discounts and commissions, to be as follows:

SEC registration fee	$13,987*
Legal fees and expenses	$210,000*
Accounting fees and expenses	$30,000*
Miscellaneous expenses	$15,000*
Total	$268,987*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. As to the SEC registration fee, the amount represents the fee in connection with filing the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS

Certain legal matters relating to the offering of our securities under this prospectus supplement will be passed upon for us by Campbells with respect to matters of British Virgin Islands law and by Kaufman & Canoles, P.C. with respect to matters of U.S. law. Certain legal matters in connection with this offering will be passed upon for the underwriter by Sichenzia Ross Ference LLP, New York, New York with respect to U.S. law.

EXPERTS

The consolidated financial statements of our Company for the years ended December 31, 2020 and 2019 appearing in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 have been audited by Prager Metis CPAs, LLC, our independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed and furnished by the registrant listed below shall be deemed to be incorporated by reference into this prospectus supplement and accompanying base prospectus and to be part hereof and thereof from the date of filing of such documents:

(1) our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 27, 2021;

(2) our Current Reports on Form 6-K, furnished with the SEC on May 27, 2021, June 8, 2021, July 19, 2021, August 6, 2021, August 6, 2021, August 9, 2021, September 1, 2021, October 4, 2021, October 22, 2021, November 4, 2021, November 18, 2021;

(3) our Current Report on Form 6-K/A, furnished with the SEC on June 7, 2021;

(4)the description of the Common Shares contained in the Company’s registration statement on Form F-1 filed with the SEC on September 16, 2014 (File Number 333-198788), as amended from time to time thereafter, and declared effective by the SEC on March 18, 2015, and any amendment or report filed with the SEC for purposes of updating such description; and

(5) the description of our Common Shares contained in our registration statement on Form 8-A filed on March 17, 2015 and as it may be further amended from time to time.

We also incorporate by reference in this prospectus supplement and accompanying base prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering.

Any statement contained in a document that we incorporate by reference herein will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement (or in any other document that is subsequently filed with the SEC and incorporated by reference herein prior to the termination of this offering) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement and accompanying base prospectus except as so modified or superseded.

You may obtain a copy of these filings and documents, without charge, by writing or calling us at:

Tantech Holdings Ltd

c/o Tantech Holdings (Lishui) Co., Ltd.

No. 10 Cen Shan Road, Shuige Industrial Zone

Lishui City, Zhejiang Province 323000

People’s Republic of China

+86-578-226-2305

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying base prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and accompanying base prospectus and in the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3 (File No. 333-248197) with the SEC under the Securities Act with respect to the securities offered by this prospectus supplement and accompanying base prospectus. This prospectus supplement and accompanying base prospectus form part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our securities and us, you should refer to such registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and accompanying base prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to such registration statement, and these statements are hereby qualified in their entirety by reference to such contract or document.

Such registration statement may be obtained from the web site that the SEC maintains at http://www.sec.gov. You may also call the SEC at 1-800-SEC-0330 for more information. We file and submit annual and current reports and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the SEC.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 20, 2020

PROSPECTUS

$107,754,663

TANTECH HOLDINGS LTD

Common shares

Preference Shares

Depositary Shares

Debt Securities

Warrants

Rights

Units

We may offer to sell, from time to time, in one or more offerings: common shares; preference shares; depositary shares; debt securities; warrants to purchase common shares, preference shares, depositary shares, or debt securities; rights to purchase common shares, preference shares, depositary shares, debt securities, warrants or other securities; and units of debt securities, common shares, preference shares, depositary shares, rights or warrants, in any combination. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.

The aggregate offering price of the securities issued under this prospectus may not exceed $107,754,663. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The aggregate market value of our outstanding common shares held by non-affiliates is $ $31,189,066 based on 28,888,834 shares of outstanding common shares, of which 17,089,899 shares are held by non-affiliates, and a per share price of $1.825 based on the closing sale price of our common shares as reported by the Nasdaq Capital Market on August 19, 2020. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 8 of this prospectus, as well as those included in the periodic and other reports we file with the Securities and Exchange Commission before you make your investment decision.

Neither the Securities and Exchange Commission, any United States state securities commission, the British Virgin Island Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2020

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $107,754,663 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except as otherwise indicated by the context, references in this prospectus to:

·	“we,” “us,” “our company,” “our” and “Tantech” refer to

•	Tantech Holdings Ltd, a British Virgin Islands company limited by shares (formerly Sinoport Enterprises Limited) (“THL” when individually referenced);

•	USCNHK Group Limited, a Hong Kong limited company (“USCNHK” when individually referenced), which is a wholly owned subsidiary of THL;

•	EAG International Vantage Capitals Limited, a Hong Kong limited company (“Euroasia” when individually referenced), which is a wholly owned subsidiary of THL;

•	Tantech Holdings (Lishui) Co., Ltd., a PRC company (“Lishui Tantech” when individually referenced), which is a wholly owned subsidiary of USCNHK ;

•	Euroasia New Energy Automotive (Jiangsu) Co., Ltd., a PRC company (“Euroasia New Energy” when individually referenced), which is a wholly owned subsidiary of EAG;

•	Shanghai Jiamu Investment Management Co., Ltd., a PRC company (“Jiamu” when individually referenced), which is a wholly owned subsidiary of EAG;

•	Lishui Xincai Industrial Co., Ltd., a PRC company (“Lishui Xincai” when individually referenced), which is a wholly owned subsidiary of Lishui Tantech;

•	Zhejiang Tantech Bamboo Charcoal Co., Ltd, a PRC company (“Tantech Charcoal”), which is a wholly owned subsidiary of Lishui Xincai; and

•	Lishui Jikang Energy Technology Co., Ltd., a PRC company (“Jikang Energy”), which is a wholly owned subsidiary of Lishui Xincai; and

•	Hangzhou Tanbo Technology Co., Ltd., a PRC company (“Tanbo Tech”), which is a wholly owned subsidiary of Lishui Xincai; and

•	Hanzhou Wangbo Investment Management Co., Ltd, a PRC company (“Wangbo”), which is 95% owned by Xinyang Wang and 5% owned by Wangfeng Yan, and a consolidated affiliated variable interest entity controlled solely by Jiamu; and

•	Hangzhou Jiyi Investment Management Co., Ltd., a PRC company (“Jiyi”), which is a wholly owned subsidiary of Jiamu

•	Shangchi Automobile Co., Ltd., a PRC company (“Shangchi Automobile”), which is 51% owned by Wangbo, 19% owned by Jiyi, and 30% owned by an unrelated third party;

•	Shenzhen Yimao New Energy Sales Co., Ltd., a PRC company (“Shenzhen Yimao”), which is a wholly owned subsidiary of Shangchi Automobile.

·	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States; and

·	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS; CAUTIONARY LANGUAGE

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations for sales, supply contracts, purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with suppliers and customers, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, material prices, demand for products by our customers, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

ABOUT OUR COMPANY

We develop and manufacture bamboo-based charcoal products for industrial energy applications and household cooking, heating, purification, agricultural and cleaning uses. We have grown over the past decade to become a pioneer in charcoal products industry made from carbonized bamboo. We are a highly specialized high-tech enterprise producing, researching and developing bamboo charcoal based products with an established domestic and international sales and distribution network. In 2017, we acquired a controlling equity interest in Suzhou E-Motors, which became known as Shangchi Automobile in 2019, and we intend to continue to grow our business to include the manufacture and sale of electric vehicles.

We provide our products in the following areas:

We oversee a national sales network that has a presence in 17 cities throughout China. We sell approximately 95% of our products in China, and the remaining 5% of products are sold internationally. We sell products in Japan, South Korea, Taiwan, the Middle East and Europe.

In addition to our bamboo charcoal products, we also derive revenues from our trading activities, which primarily relate to industrial purchases and sales of charcoal.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, or included in any Annual Report on Form 20-F filed with the SEC after the date of this prospectus or Reports on Form 6-K furnished to the SEC after the date of this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors that you should carefully consider.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. The value of our securities could decline and you may lose some or all of your investment if one or more of these risks and uncertainties develop into actual events. Keep these risk factors in mind when you read forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed changes for the periods indicated.

	Fiscal Year Ended December 31,
	2019	2018	2017	2016
Ratio of earnings to fixed charges(1)(2)	-9.048	4.001	8.495	17.049

(1)	For purposes of computing this ratio: (a) earnings consist of income before taxes plus fixed charges and (b) fixed charges consist of interest expense, amortization of deferred debt issuance costs, realized losses (gains) on interest rate swaps and caps, net, interest expense portion of rental expense and impact of fixed charges on net income attributable to the non-controlling interest.

(2)	To the extent any update to the ratio of earnings to fixed charges is required, they will each be specified in a prospectus supplement or in a document we file with the SEC and incorporated reference pertaining to the issuance, if any, by us of debt securities in the future.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	common shares;

•	preference shares;

•	depositary shares;

•	debt securities;

•	warrants to purchase common shares, preference shares, depositary shares or debt securities;

•	rights to purchase common shares, preference shares, depositary shares, debt securities, warrants or other securities; and

•	units of debt securities, preference shares, common shares, depositary shares, rights or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF SHARE CAPITAL

THL was incorporated on November 9, 2010 under the BVI Companies Act, 2004 as a company limited by shares under the name “SINOPORT ENTERPRISES LIMITED中港企業有限公司”. On April 15, 2013, SINOPORT ENTERPRISES LIMITED中港企業有限公司changed its name to “TANTECH HOLDINGS LTD 炭博士控股有限公司”. On March 4, 2016, TANTECH HOLDINGS LTD. 炭博士控股有限公司 changed its name to “TANTECH HOLDINGS LTD”.

Our authorized share capital consists of 50,000,000 common shares, par value $0.001 per share.

Options

Incentive Securities Pool

We have established a pool for shares and share options for our employees, non-employee directors, and consultants. This pool initially contained shares and options to purchase 2,160,000 of our common shares, equal to 10% of the number of common shares outstanding as of our initial public offering. Any options granted will vest at a rate of 20% per year for five years and have a per share exercise price equal to the fair market value of one of our common shares on the date of grant.

The following are summaries of the material provisions of our amended memorandum and articles of association that will be in force at the time of the closing of this offering and the BVI Act, insofar as they relate to the material terms of our common shares. The forms of our amended memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part.

Common Shares

All of our issued common shares are fully paid and non-assessable. Certificates representing the common shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their common shares.

As of the date of this prospectus, there are 28,888,834 common shares issued and outstanding.

Preference Shares

Pursuant to the Business Companies Act 2004 of British Virgin Islands, or the BVI Act, and our memorandum of association, our board of directors by resolution may authorize establishment of one or more classes of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us.

Listing

Our common shares are traded on the Nasdaq Capital Market under the symbol “TANH.”

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Distributions

The holders of our common shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders may be approved at a duly convened and constituted meeting of the shareholders by the affirmative vote of a majority of in excess of 50 percent of the votes of the shares present at the meeting and entitled to vote on the proposed matters; or may be consented to in writing by a majority of in excess of 50 percent of the votes of shares entitled to vote on the proposed matters.    Each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share which such shareholder holds.

Election of directors

Under the memorandum and articles of association, the directors can either be elected by a resolutions of shareholders or by a resolution of directors.  A director may be removed from office, (a)  with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote; or (b) with cause, by resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Meetings

THL must provide written notice of all meetings of shareholders, stating the time, place and, in the case of a special meeting of shareholders, the purpose or purposes thereof, at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting.  THL board of directors shall call a special meeting upon the written request of shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested.  In addition, the board of directors may call a special meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice: (a) if it is so agreed by shareholders holding not less than 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose.  The presence of a shareholder at the meeting constitutes waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was convened on the requested of shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of the board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act provides for protection of minority shareholders in certain circumstances.  Outside of this, we would normally expect British Virgin Islands courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and pre-emptive rights and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

The memorandum and articles of association of THL disapply the statutory pre-emptive rights applicable to the issue by us of new common shares.

Transfer of common shares

Subject to the restrictions in our memorandum and articles of association, the lock-up agreements with our underwriter described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless the person transferring the shares has failed to pay any amount due in respect of any of those shares.

Liquidation

THL may by a resolution of shareholders appoint a voluntary liquidator.  Each common share confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.  Generally under BVI law, a liquidator may divide among the shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided.

Calls on common shares and forfeiture of common shares

All shares are issued fully paid.  Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in the memorandum and articles of association, Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid will be liable to be forfeited .

Redemption of common shares

THL may by a resolution of directors redeem, repurchase or otherwise acquire its shares generally with the consent of the relevant shareholders on such terms as the directors may agree with the relevant shareholders, and subject to the memorandum and articles of association and any applicable requirements imposed from time to time by, the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued shares in that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	amend our memorandum of association to create additional classes of shares with on such terms and in such manner as they may determine in their sole discretion at any time;

•	subject to our memorandum, divide our authorized and issued shares into a larger number of shares; and

•	subject to our memorandum, combine our authorized and issued shares into a smaller number of shares.

Untraceable shareholders

We are entitled to sell any shares of a shareholder who is untraceable, provided that:

•	all checks or warrants in respect of dividends of these shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of twelve years prior to the publication of the notice and during the three months referred to in the third bullet point below;

•	we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to these shares by death, bankruptcy or operation of law; and

•	we have caused a notice to be published in newspapers in the manner stipulated by our memorandum and articles of association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such notice.

The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to the net proceeds.

Inspection of books and records

Under British Virgin Islands Law, holders of our common shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional common shares

Our memorandum and articles of association authorizes our board of directors to issue additional common shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders (except when a parent company merge with one or more subsidiary companies in accordance with Section 172 of the BVI Act).

While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our memorandum and articles of association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that provide for a staggered board of directors and prevent shareholders from taking an action by written consent in lieu of a meeting. However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a transaction that is material to the company. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and re-stated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our memorandum and articles of association allow our shareholders holding not less than 30% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with cause, by a resolution of shareholders or by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a common shares or any series thereof, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.

General

We may issue depositary shares that represent common shares. The common shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of common shares, rather than full common shares. In the event we exercise this option, we will issue receipts for depositary shares to the public, each of which will represent a fraction, to be described in an applicable prospectus supplement, of an ordinary share or a share of a particular series of common shares as described below.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares to the record holders of depositary shares relating to the common shares, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption or Repurchase of Shares

Subject to the Companies Law (as revised) of the British Virgin Islands, if a series of common shares represented by depositary shares is to be redeemed or repurchased, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of each series of common shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption or repurchase price per share payable in respect of the common shares so redeemed or repurchased. Whenever we redeem or repurchase common shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing common shares redeemed or repurchased. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of common shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of common shares on the basis described in an applicable prospectus supplement for such series of common shares, but holders of whole common shares will not thereafter be entitled to deposit the common shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common shares

Upon receipt of notice of any meeting at which the holders of any series of deposited common shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of common shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of common shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of common shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing common shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of common shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

·	all outstanding depositary shares have been redeemed;

·	a final distribution in respect of the common shares has been made to the holders of depositary shares in connection with any of our liquidation, dissolution or winding up; or

·	upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of common shares and any redemption or repurchase of the common shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of common shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares are paid by the holders thereof.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited common shares.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, common shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the THL. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

·	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

·	any limit on the aggregate principal amount of the debt securities;

·	the ability to issue additional debt securities of the same series;

·	the price or prices at which we will sell the debt securities;

·	the maturity date or dates of the debt securities on which principal will be payable;

·	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

·	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

·	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

·	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

·	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

·	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

·	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

·	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

·	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

·	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

·	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

·	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

·	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

·	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

·	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

·	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

·	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

·	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common shares or other securities or property;

·	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

·	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

·	the depository for global or certificated debt securities;

·	any special tax implications of the debt securities;

·	any British Virgin Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

·	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

·	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

·	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

·	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

·	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

·	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

·	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

·	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

·	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

·	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

·	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

·	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

·	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

·	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

·	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

·	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

·	any obligations with respect to any capital stock;

·	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

·	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

·	any dissolution or winding-up or liquidation or reorganization of THL, whether voluntary or involuntary or in bankruptcy,

·	insolvency or receivership;

·	any general assignment by us for the benefit of creditors; or

·	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

·	we default for 30 consecutive days in the payment when due of interest on the debt securities;

·	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

·	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

·	certain events of bankruptcy, insolvency or reorganization of the THL; or

·	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

·	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

·	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

·	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

·	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

·	make any debt security payable in money other than that stated in the debt securities;

·	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

·	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

·	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

·	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

·	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

·	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

·	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

·	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Articles of Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our debt securities, common shares, preference shares, depositary shares or any combination thereof. We may issue warrants independently or together with common shares, preference shares, debt securities, depositary shares or any combination thereof, and the warrants may be attached to or separate from such securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

·	the offering price and aggregate number of warrants offered;

·	the currency for which the warrants may be purchased, if not United States dollars;

·	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

·	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

·	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

·	in the case of warrants to purchase common shares, preference shares, or depositary shares, the number of shares of common shares, preference shares or depositary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

·	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

·	the terms of any rights to redeem or call the warrants;

·	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

·	the dates on which the right to exercise the warrants will commence and expire;

·	the manner in which the warrant agreement and warrants may be modified;

·	federal income tax consequences of holding or exercising the warrants;

·	the terms of the securities issuable upon exercise of the warrants; and

·	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

·	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

·	in the case of warrants to purchase common shares, preference shares or depositary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

·	to cure any ambiguity;

·	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

·	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

·	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

·	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

·	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common shares, preference shares, depositary shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

·	the date of determining the securityholders entitled to the rights distribution;

·	the aggregate number of rights issued and the aggregate number of shares of common shares, preference shares, or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

·	the exercise price;

·	the conditions to completion of the rights offering;

·	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

·	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common shares, preference shares, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended, or the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

LEGAL MATTERS

Kaufman & Canoles, P.C., will pass upon the validity of the securities offered in this offering. Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Campbells to the extent governed by the laws of the British Virgin Islands. The address of Campbells in the British Virgin Islands is Floor 2, Romasco Place, Waterfront Drive, PO Box 4541, Road Town, Tortola VG1110, and in Hong Kong, Floor 35, Rm 3507, Edinburgh Tower, The Landmark, 15 Queen’s Road Central. The address of Kaufman & Canoles, P.C. is Two James Center, 1021 East Cary Street, Suite 1400, Richmond, VA 23219-4058. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2019 have been audited by Prager Metis CPAs, LLC, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES
UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Zhejiang Zhengbiao Law Firm, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Zhejiang Zhengbiao Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Campbells, our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in commercial matters. In the case of a final and conclusive judgment obtained in a court of a foreign country (with which no reciprocal arrangements exist or extend), such as the United States, for either a liquidated sum (not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations), or in certain circumstances, for in personam non-money relief, such judgment will be recognized and enforced in the British Virgin Islands courts without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the British Virgin Islands courts. The courts would enforce the relevant judgment, provided that:

-     the judgment had not been wholly satisfied;

-     United States court had jurisdiction in the matter and the Company either submitted to the jurisdiction of the foreign court or was resident or carrying on business within such jurisdiction and was duly served with process;

-     in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of a court;

-     recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy or for some other similar reason the judgment could not have been entertained by the British Virgin Islands courts; and

-     the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $107,754,663. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration process, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. This prospectus does not contain all the information provided in the registration statement we have filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement and the exhibits filed as a part of that registration statement.

We are subject to the reporting requirements of the Exchange Act, and file reports, including Annual Reports on Form 20-F and Reports on Form 6-K, with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The public may read our SEC filings, including the registration statement of which this prospectus is a part and the exhibits filed as a part of that registration statement, over the Internet at http://www.sec.gov. The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

(1) Our Annual Report on Form 20-F for the year ended December 31, 2019, filed on June 30, 2020 and Amendment No. 1 to Form 20-F filed on July 6, 2020;

(2) the Company’s Current Reports on Form 6-K, filed with the SEC on August 12, 2020;

(3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred to in the paragraph above;

(4) The description of the common shares, $0.001 par value per share, contained in the Registrant’s registration statement on Form F-1 filed with the SEC on September 16, 2014 (File Number 333-198788), as amended from time to time thereafter, and declared effective by the SEC on March 18, 2015, and any amendment or report filed with the SEC for purposes of updating such description; and

·	(5) The description of our 2014 Share Incentive Plan in our Registration Statement on Form S-8 (Registration No. 333-205821) filed pursuant to Rule 428 of the Securities Act on July 23, 2015.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Tantech Holdings Ltd

c/o Zhejiang Tantech Bamboo Technology Co., Ltd.

No. 10 Cen Shan Road, Shuige Industrial Zone, Lishui City, Zhejiang Province 323000

People’s Republic of China

+86 (578) 226-2309

Attn: Investor Relations

Tantech Holdings Ltd

21,120,509 Common Shares

Prospectus Supplement

Underwriter

Aegis Capital Corp.

December 6, 2021